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                                                                    Exhibit 23.2


                     Beijing iTowNet Cyber Technology Ltd.


September 28, 2004

VIA MAIL

Ninetowns Digital World Trade Holdings Limited
5th Floor, Union Plaza
20 Chaowai Street
Chaoyang District
Beijing 100020
The People's Republic of China


RE : NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED - REGISTRATION STATEMENT ON FORM F-1


Dear Sirs,

We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form F-1 of Ninetowns Digital World Trade Holdings Limited with the U.S. Securities and Exchange Commission, and to the use therein of our name and certain information from our registration records.


Yours very truly,


Beijing iTowNet Cyber Technology Ltd.



By: /s/ Yang Wen Sheng
    -----------------------------